Exhibit 99.1
                                                                    ------------
FINANCIAL                                                                   NEWS
RELATIONS BOARD


AT THE COMPANY                       AT FINANCIAL RELATIONS BOARD
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James W. Christmas                   Marilynn Meek - General Info (212) 445-8451
Chairman and CEO
(713) 877-8006



FOR IMMEDIATE RELEASE:
----------------------
September 8, 2004


       KCS ENERGY TO PRESENT AT THE RAYMOND JAMES SMALL CAP INVESTOR FORUM
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HOUSTON, TX, September 8, 2004 -- KCS Energy, Inc. (NYSE: KCS) announced today that James W. Christmas, Chairman and Chief Executive Officer, will present at the Raymond James Small Cap Investor Forum in Wilmington, Delaware on Friday, September 10, 2004 at 9:30 a.m. local time. A copy of the slide presentation will be posted on the Company's website at www.kcsenergy.com on the morning of the presentation.

Except as otherwise noted in this press release, information on KCS' website or any other website is not incorporated into this press release by reference and does not otherwise constitute a part of this press release.

This press release and the presentation contain forward-looking statements that involve a number of risks and uncertainties. Among the important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are delays and difficulties in developing currently owned properties, the failure of exploratory drilling to result in commercial wells, delays due to the limited availability of drilling equipment and personnel, fluctuation in oil and gas prices, general economic conditions and the risk factors detailed from time to time in the Company's periodic reports and registration statements filed with the Securities and Exchange Commission.

KCS is an independent energy company engaged in the acquisition, exploration, development and production of natural gas and crude oil with operations in the Mid-Continent and Gulf Coast regions. For more information on KCS Energy, Inc., please visit the Company's web site at http://www.kcsenergy.com

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